As filed with the Securities and Exchange Commission on October 29, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2586591
(State of Incorporation)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address, with zip code, of principal executive offices)

JNI Corporation 2000 Non-Qualified Stock Option Plan

JNI Corporation Amended and Restated 1999 Stock Option Plan

Jaycor Networks, Inc. 1997 Stock Option Plan, as amended

Applied Micro Circuits Corporation 1992 Stock Option Plan, as amended

(Full title of the plans)

Stephen M. Smith

Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Applied Micro Circuits Corporation

6290 Sequence Drive

San Diego, CA 92121

(858) 450-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck, Esq.

Cooley Godward llp

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)

Common Stock, par value $.01 per share	6,107,452 shares	$0.14 to $49.69	$24,149,075.45	$1,953.66

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock
(2)	On October 28, 2003, the Registrant completed the acquisition of JNI Corporation, a Delaware corporation, formerly known as Jaycor Networks, Inc. (“JNI”). In connection with the acquisition, the Registrant assumed the obligations under JNI’s 2000 Non-Qualified Stock Option Plan, its Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) and its 1997 Stock Option Plan, as amended (the “1997 Plan”), (collectively, the “JNI Plans”), and is obligated to issue up to 4,328,846 shares of common stock of the Registrant pursuant to the exercise of stock options outstanding under the JNI Plans on the date the acquisition of JNI was consummated. The Registrant does not anticipate issuing any additional stock options under the JNI Plans, and following the assumption of the outstanding options, the remaining 1,778,606 shares available for issuance under the 1997 Plan and the 1999 Plan were added to the share reserve under the Registrant’s 1992 Stock Option Plan. Shares reserved for issuance pursuant to options outstanding under the 1997 Plan and the 1999 Plan which are subsequently forfeited or expire unexercised shall revert to and become available for future grant under the Registrant’s 1992 Plan, subject to certain Nasdaq limitations.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $3.3476 for 4,328,846 shares subject to outstanding stock options granted under the JNI Plans and (b) $5.43, the average of the high and low sales prices of Registrant’s Common Stock on October 24, 2003, as reported on the NASDAQ National Market for the 1,778,606 additional shares subject to the 1992 Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (the “Form 10-K”), which is the Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and which contains audited financial statements for the Registrant’s latest fiscal year for which a Form 10-K was required to have been filed.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(c) The Registrant’s Current Reports on Form 8-K filed on April 24, 2003, July 15, 2003, September 3, 2003 and October 23, 2003.

(d) The description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed under the Exchange Act on October 10, 1997, including any amendment or report filed for the purpose of updated such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Registrant’s Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify each of its employees and agents to the maximum extent and in the manner permitted by Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against and undertaken by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

In addition, the Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant has entered into separate indemnification agreements with its officers and directors. These agreements may require the Registrant, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ insurance if available on reasonable terms. The Registrant maintains director and officer liability insurance.

EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	JNI Corporation 2000 Non-Qualified Stock Option Plan, terms of Stock Option Agreement and form of Stock Option Grant Agreement thereunder.(1)

99.2	JNI Corporation Amended and Restated 1999 Stock Option Plan, terms of Stock Option Agreement and form of Stock Option Grant Agreement thereunder.(2)

99.3	Jaycor Networks, Inc. 1997 Stock Option Plan, as amended, and forms of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement thereunder.(3)

99.4	Registrant’s 1992 Stock Option Plan, as amended.

(1) Incorporated by reference to the Registration Statement on Form S-1 filed by JNI Corporation on September 3, 1999 (File No. 333-86501).

(2) Incorporated by reference to the Registration Statement on Form S-1 filed by JNI Corporation on September 15, 2000 (File No. 333-45934).

(3) Incorporated by reference to the Registration Statement on Form S-8 filed by JNI Corporation on September 14, 2000 (File No. 333-45752).

UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 29, 2003.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ STEPHEN M. SMITH

Stephen M. Smith, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DAVID M. RICKEY and STEPHEN M. SMITH and both or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID M. RICKEY DAVID M. RICKEY	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 29, 2003

/s/ STEPHEN M. SMITH STEPHEN M. SMITH	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	October 29, 2003

/s/ ROGER A. SMULLEN, SR. ROGER A. SMULLEN, SR.	Vice-Chairman of the Board	October 29, 2003

CESAR CESARATTO	Director	October 29, 2003

/s/ FRANKLIN P. JOHNSON, JR. FRANKLIN P. JOHNSON, JR.	Director	October 29, 2003

KEVIN N. KALKHOVEN	Director	October 29, 2003

/s/ L. WAYNE PRICE L. WAYNE PRICE	Director	October 29, 2003

/s/ DOUGLAS C. SPRENG DOUGLAS C. SPRENG	Director	October 29, 2003

/s/ ARTHUR B. STABENOW ARTHUR B. STABENOW	Director	October 29, 2003

/s/ HARVEY P. WHITE HARVEY P. WHITE	Director	October 29, 2003

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	JNI Corporation 2000 Non-Qualified Stock Option Plan, terms of Stock Option Agreement and form of Stock Option Grant Agreement thereunder.(1)

99.2	JNI Corporation Amended and Restated 1999 Stock Option Plan, terms of Stock Option Agreement and form of Stock Option Grant Agreement thereunder.(2)

99.3	Jaycor Networks, Inc. 1997 Stock Option Plan, as amended, and forms of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement thereunder.(3)

99.4	Registrant’s 1992 Stock Option Plan, as amended.

(1) Incorporated by reference to the Registration Statement on Form S-1 filed by JNI Corporation on September 3, 1999 (File No. 333-86501).

(2) Incorporated by reference to the Registration Statement on Form S-1 filed by JNI Corporation on September 15, 2000 (File No. 333-45934).

(3) Incorporated by reference to the Registration Statement on Form S-8 filed by JNI Corporation on September 14, 2000 (File No. 333-45752).